Exhibit 99.1

Iveda Announces $2.15 Million Registered Direct Offering Priced At-the-Market Under

Nasdaq Rules

MESA, Ariz., September 5, 2024—Iveda Solutions, Inc. (NASDAQ: IVDA), the global leader in cloud-based AI, today announced that it has entered into definitive agreements for the sale and issuance of 5,000,000 shares of common stock (or pre-funded warrants in lieu thereof) of the Company at an offering price of $0.43 per share (or per pre-funded warrant in lieu thereof), in a registered direct offering priced at-the-market under the Nasdaq rules. In a concurrent private placement, Iveda will issue unregistered Series A warrants to purchase up to 5,000,000 shares of common stock and unregistered Series B warrants to purchase up to 5,000,000 shares of common stock, which warrants will be exercisable on the effective date of stockholder approval of the issuance of the shares upon exercise of the unregistered warrants (the “Stockholder Approval”), at an exercise price of $0.43 per share. The Series A warrants will expire five years following the Stockholder Approval and the Series B warrants will expire 18 months following the Stockholder Approval. The closing of the offering is expected to occur on or about September 6, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be $2.15 million, before deducting the placement agent’s fees and other offering expenses. Iveda intends to use the net proceeds from this offering for working capital and general corporate purposes.

A “shelf” registration statement (File Number 333-276676) relating to the shares of common stock (or pre-funded warrants in lieu thereof) being offered in the registered direct offering (but excluding the unregistered warrants and the shares of common stock underlying the unregistered warrants issued in the concurrent private placement) was filed with the Securities and Exchange Commission (“SEC”) on January 24, 2024 and became effective on February 7, 2027. The offering of the shares of common stock (or pre-funded warrants in lieu thereof) in the registered direct offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered warrants and the shares of common stock underlying the unregistered warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the unregistered warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iveda Solutions®

Iveda (NASDAQ: IVDA) provides global solutions for cloud-based video AI search and surveillance technologies that protect the people, places, and things that matter most. Iveda’s technology delivers instant intelligence to existing infrastructure, enabling cities and organizations worldwide to seamlessly enter the fifth industrial revolution. Iveda operates at the forefront of the digital transformation of cities across the globe, using IoT platforms with smart sensors and devices to support public safety, security, elderly care, energy efficiency, and environmental preservation. Headquartered in Mesa, Arizona, with a subsidiary in Taiwan, Iveda is publicly traded under the ticker symbol “IVDA.”

View source version on businesswire.com: https://www.businesswire.com/news/home/20240904135464/en/

Forward Looking Statements

This press release contains forward-looking statements that reflect the Company’s current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by Iveda Solutions, Inc., are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. These forward-looking statements include, but are not limited to, the statements concerning the completion of the offering, the satisfaction of customary closing conditions related to the offering, the anticipated use of proceeds therefrom and the receipt of stockholder approval. Except as required by law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, market and other conditions and those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission.

Contacts

Media Contact

Olivia Civiletto Erwin

iveda@dottedlinecomm.com